                                 Exhibit 10.8

                           FIRST AMENDMENT TO LEASE
                           ------------------------


     THIS FIRST TO LEASE (this "Amendment") is made and entered into as of this
                                ---------
day of May, 1997 by and between Teachers Insurance and Annuity Association of America, a New York corporation ("Landlord") and Focal Communications Corporation, a Delaware corporation("Tenant").

                              W I T N E S S E T H

     WHEREAS, Landlord and Tenant have heretofore entered into that certain lease dated as of December 31, 1996 (the "Leases"), pursuant to which Landlord
                                          ------
leased to Tenant certain premises (the "Premises") on the lower level of the
                                        --------
building commonly known as 200 North LaSalle, Chicago, Illinois (the
"Building");
 --------

     WHEREAS, Landlord and Tenant desire to amend the Lease according to the terms hereof;

     NOW THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, and also in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

     1.   Controlling Language. Insofar as the specific terms and provisions of
          --------------------
this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified in full force and effect. All capitalized terms not defined herein shall have the meaning given them in the Lease.

     2.   Additional Space/Term. Landlord and Tenant hereby agree that beginning
          ---------------------
on the later o(June 1, 1997 or substantial completion of the "Build-Out"(defined in Exhibit B) (the "Additional Space Commencement Date"), Landlord shall lease
   ---------
to Tenant approximately 6,202 rentable square feet of space on the eighth (8th) floor of the Building as more particularly described on Exhibit A attached
                                                        ---------
hereto (the "Additional Space") for a period of three (3) years and six (6)
             ----------------
months (the "Additional Space Term"). The Additional Space shall be subject to all the terms and conditions of the Lease except to the extent expressly modified or excluded hereby or herein.

     3.   Tenant's Proportionate Share for the Additional Space. Tenant's
          -----------------------------------------------------
Proportionate Share for the Additional Space shall be .9960% (the "Additional Space Proportionate Share").

     4.   Additional Space Rent. Beginning on the Additional Space Commencement
          ---------------------
Date and for the duration of the Additional Space Term, in addition to (and not in substitution for) the Rent Tenant is obligated to pay under the Lease, Tenant shall pay to Landlord Rent as follows:

     (1)  Additional Space Base Rent.  Tenant shall pay Landlord Additional
          --------------------------
Space Base Rent with respect to the Additional Space in accordance with the following schedule in the same manner as Tenant pays Base Rent under the Lease:


                     Annual Additional Space   Monthly Installment
                      Base Rent per Rentable   of Additional Space
Period                 Square Foot (6.202)          Base Rent
-------------------  ------------------------  -------------------

Additional Space                  $13.34            $ 6,892.49
Commencement Date
through 12/31/97

1/1/98 through                    $17.26            $ 8,902.54
5/31/98

6/1/98 through                    $18.26            $ 9,437.38
5/31/99

6/1/99 through                    $19.26            $ 9,954.21
5/31/00

6/1/00 through                    $20.26            $10,471.04
11/30/00

     Any provision of the Lease or this Amendment to the contrary notwithstanding, the abatement of Base Rent payable with respect to the Premises pursuant to the Schedule of the Lease shall not apply to the payment of Additional Space Base Rent, and such Additional Space Base Rent shall accrue and Tenant shall be liable for payment thereof without regard to such abatement provision.

     (2)  Operating Cost Share Rent. Tenant shall pay the Additional Space
          -------------------------
Proportionate Share of the excess of Operating Costs over Base Operating Costs (as those terms are defined in the Lease) in accordance with Section 2A(2) of the Lease.

          (3)  Tax Share Rent.  Tenant shall pay the Additional Space
               --------------
Proportionate Share of the excess of Tax Rent over Base Taxes (as those terms are defined in the Lease) in accordance with Section 2A(3) of the Lease.

          (4)  Additional Rent.  Tenant shall pay Additional Rent for the
               ---------------
Additional Space in accordance with Section 2A(4) of the Lease.

          5.   Tenant Improvements. Landlord shall perform the Build-Out on the
               -------------------
Additional Space in accordance with the Tenant Improvement Agreement attached hereto as Exhibit B.
          ---------

          6.   Security Deposit.  To secure Tenant's obligations in connection
               ----------------
with the Additional Space, in addition to the Letter of Credit referenced in
Section 20 of the Lease, Tenant shall provide Landlord with a second Letter of Credit in the amount of $76,595.00, which second Letter of Credit and Tenant's obligations in accordance therewith, shall be subject to all of the terms and provisions of Section 20 of the Lease.

          7.   Expansion Option.  The following Expansion Option shall apply to
               ----------------
the Additional Space:

               Subject to Subsection 7C below, Tenant may at its option expand the Additional Space as described below for the remaining Additional Space Term, upon the terms contained herein and in the Lease, except that Tenant shall pay Additional Space Base Rent as described in Subsection A below. Any expansion space shall be delivered "As Is"; Landlord shall have no obligation to perform any construction in such space or to contribute to the cost of any construction by Tenant.

               A. Tenant shall have the option to expand into approximately 4,153 of rentable square feet on the eighth (8th) floor of the Building located adjacent to the Additional Space (the "Expansion Space") at any time during the
                                       ---------------
first year of the Additional Space Term upon three (3) months prior written notice to Landlord. The initial Base Rent for the Expansion Space shall be $17.26 per rentable square foot which shall be increased annually as provided in the Section 4 hereof. The Expansion Space shall become a part of the Additional Space for all purposes of the Lease and this Amendment.

               B. If Tenant fails to deliver notice to Landlord within the required time period, Tenant will be deemed to have waived such option to expand. Promptly after Tenant's exercise of its expansion option, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Additional Space, Additional Space Base Rent, the Additional Space Proportionate Share, and any other appropriate terms changed by the addition of the Expansion Space. Within 15 days thereafter, Tenant shall execute, review and return the amendment.

               C. Tenant's option to expand the Additional Space is subject to the conditions that: (i) no existing tenant in the Building has any rights to the Expansion Space, (ii) on the date that Tenant delivers its notice exercising its option to expand Tenant is not in default under the Lease after the expiration of any applicable notice and cure periods, and (iii) Tenant shall not have assigned the Lease or sublet any portion of the Premises or Additional Space under a sublease which is effective at any time during the final 9 months of the Additional Space Term.

          8.   Definition of "Premises".  All references in the Lease to the
               ------------------------
"Premises" shall also be deemed to include reference to the Addition Space, unless such inclusion shall be inconsistent with the terms of this Amendment.

          9.   Non-Applicability of Certain Lease Provisions. Sections 31 and 32
               ---------------------------------------------
of the Lease shall not apply to the Additional Space, and shall not be construed as creating any obligation on the part of Landlord with respect to the Additional Space.

          10.  Miscellaneous.  Landlord and Tenant hereby agree that (a) this
               -------------
Amendment is incorporated into and made a part of the Lease, (b) any and all references to the Lease hereinafter shall include this Amendment, and (c) except as specifically amended hereby, the Lease and all terms, conditions and provisions thereof, shall remain in full force and effect.

          11.  Governing Law.  This Amendment shall be governed by and construed
               -------------
under the laws of the State of Illinois.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                               LANDLORD:

                               TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA, a New York corporation


                               By:  /s/ S. Marc Flannery
                                    --------------------
                               Print Name:  S. Marc Flannery
                                          ------------------
                               Print Title:  Assistant Secretary
                                           ---------------------



                               TENANT:

                               FOCAL COMMUNICATIONS CORPORATION,
                                a Delaware corporation



                               By:  /s/ Joseph A. Beatty
                                  ----------------------
                               Print Name:  Joseph A. Beatty
                                          ------------------
                               Print Title:  Executive Vice President
                                           --------------------------

                                   EXHIBIT A

                                   (GRAPHICS)

                                   EXHIBIT B

                          TENANT IMPROVEMENT AGREEMENT

     1. LANDLORD'S WORK. Landlord shall, at Landlord's expense, improve the Additional Space (as defined in the First Amendment to Lease to which this Agreement is attached (the "First Amendment"))pursuant to certain architectural
                            ---------------
plans and specifications prepared by Whitney Architects, dated March 25, 1997 and agreed to by both Landlord and Tenant (the "Architectural Plans") (such
                                                -------------------
improvement is sometimes referred to herein as the "Landlord's Work"). Any
                                                    ---------------
changes to the Architectural Plans (the "Additional Work") shall also be
                                         ---------------
performed by Landlord, at Tenant's expense. For purposes of the Lease and First Amendment, the Landlord's Work and the Additional Work are sometimes collectively referred to herein as the "Build-Out".
                                        ---------

     The Architectural Plans shall comply with all applicable statutes, ordinances, regulations, laws and codes. Landlord's approval of the Architectural Plans or any modifications or changes thereto shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Build-Out or with respect to the compliance of the Build-Out and/or such Architectural Plans (or modifications or changes thereto) with applicable laws, codes, ordinances and regulations, it being expressly understood that the obligation with respect to the design of the Build-Out and its compliance with applicable laws, codes, ordinances and regulations rests with the Tenant and the party responsible for preparing such Architectural Plans.

     The parties hereby agree that the entire Build-Out will be done on behalf of Landlord by a qualified contractor selected by Landlord pursuant to this grammatical paragraph. Landlord shall obtain bids for the Build-Out from at least three (3) qualified contractors selected by Landlord (the "Acceptable
                                                                 ----------
Contractors"). The Build-Out shall be performed by the Acceptable Contractor
-----------
selected by Landlord as the contractor most qualified to complete the Build-Out (the "Landlord's Contractors", as determined by Landlord in its sole and
      ----------------------
reasonable judgment.

     2. ADDITIONAL WORK. Except to the extent described herein, Landlord has no obligation to do or pay for any work to the Additional Space (or any plans or specifications relating thereto).

     If Tenant shall require Additional Work in the Additional Space in addition to or in substitution for Landlord's Work, Tenant shall deliver to Landlord for its approval final Architectural Plans for such Additional Work. If T landlord does not approve of the Architectural Plans for the Additional Work, as delivered by Tenant, Landlord shall advise Tenant generally of the changes required in such Plans so that they will meet with Landlord's approval. Tenant shall cause the Architectural Plans for the Additional Work to be revised

                                   Exhibit B
                                  Page 1 to 4
and delivered to Landlord for its final review and approval within five (5) business days after Tenant's receipt of such advice or Tenant shall be deemed to have abandoned its request for such Additional Work. All Architectural Plans and Engineering Plans (as hereinafter defined) for the Additional Work (together with any changes to the Architectural Plans for Landlords Work which may be required as a result thereof) shall be prepared and completed at Tenant's sole cost and expense (without regard to whether the Additional Work is actually performed by Landlord or an Acceptable Contractor hereunder).

     If the Additional Work is to be performed by Landlord's Contractor, Landlord shall furnish Tenant with written estimates of the cost of the Additional Work within fifteen (15) business days after receipt by Landlord of the final mechanical and engineering plans and specifications (the "Engineering
                                                                    -----------
Plans") for the Additional Work. If Tenant shall fail to approve in writing such
-----
estimates within seven (7) business days from receipt thereof, the estimates shall be deemed disapproved in all respects by Tenant. Landlord's Contractor shall not be authorized or required to proceed with any Additional Work, and Tenant shall be deemed to have abandoned its request therefor. If, however, Tenant approves in writing such estimates as furnished by Landlord within said seven (7) day period, Tenant shall pay Landlord the actual cost of such Additional Work, and, provided Tenant has made all payments and borne all costs when required herein, Landlord agrees to cause the Additional Work to be performed by Landlord's Contractor. All sums due hereunder from Tenant shall be deemed to be rent for any and all purposes of the Lease.

     If Landlord is not required to perform Additional Work pursuant to and in accordance with the foregoing provisions of this Section 2, the alterations and improvements to be made to the Additional Space shall be limited to Landlord's Work and any additional alterations and improvements to the Additional Space desired by Tenant shall be made after the commencement of the term of said Lease and shall be subject to the provisions of Section 5 of the Lease.

     All designs for public areas must conform to Building Standard and be approved by the Landlord.

     3. COMMENCEMENT OF RENT. If Landlord's Contractor performs the Build-Out, the Commencement Date and Tenant's obligation to pay rent in connection with the Additional Space shall not commence until Landlord's Contractor shall have substantially completed all Landlord's Work; provided, however, that if Landlord shall be delayed in substantially completing such Landlord's Work as a result of any one or more of the following:

          (a) Tenant's request for, or Landlord's or an Acceptable Contractor's performance of, Additional Work, and any time related thereto, notwithstanding

                                   Exhibit B

     Tenant's compliance with the time periods specified in Sections 1 and 2 of this Exhibit B. and whether or not any such Additional Work is actually performed; or

          (b) Tenant's request for materials, finishes or installations requiring unusually long lead times, provided one of Landlord, Landlord's Contractor or Landlord's agents or employees has given Tenant notice of such long lead time; or

          (c)  Any other act or omission by Tenant or its agents;

then and in any such event, Landlord shall cause the Landlord's Architect to certify the date on which the Landlord's Work would have been completed but for the delay resulting from one of the conditions described in 3(a)-(c) (the "Completion Dates), and the Commencement Date and Tenant's obligation to commence the payment of rent in connection with the Additional Space shall arise as of such date, and shall not otherwise be affected or deferred on account of such delay.

     As used herein, the term "substantial completion" or any similar term, shall mean substantial completion of all of Landlord's Work in accordance with the Architectural Plans, subject to the joint preparation of a punch list by Tenant and Landlord specifying all items of Landlord's Work which have not been completed. Landlord shall use reasonable diligence to cause all items on the punch list to be completed within thirty (30) days after Landlord and Tenant have agreed to the contents of the punch list.

     4. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF ADDITIONAL SPACE TERM. Landlord, at Landlord's discretion may permit Tenant and Tenant's agents to enter the Additional Space prior to the date specified as the Commencement Date in the First Amendment in order that Tenant may make the Additional Space ready for Tenant's use and occupancy. If Landlord permits such entry prior to the commencement of the Additional Space Term, such permission shall constitute a license only and not a lease and such license shall be conditioned upon: (a) Tenant working in harmony and not interfering with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers in doing Landlord's Work, "Special Work" or Additional Work, if any, or Landlord's work in the Building or with other tenants and occupants of the Building; (b) except for an Acceptable Contractor who shall be governed by Section 1 of this Exhibit B. Tenant obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security reasonably satisfactory to Landlord for the completion thereof, (ii) general contractor's affidavit for proposed work and waiver of lien from general contractor, all subcontractors and suppliers of material; and (c) Tenant furnishing Landlord with such insurance and other security as Landlord may reasonably require against liabilities which may arise out of such entry. Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage

                                   Exhibit B
which may occur to any of Tenant's property placed or installations made in the Additional Space prior to the commencement of the Additional Space Term, the same being at Tenant's sole risk and Tenant agrees to protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Additional Space or the Building. Tenant further agrees that any entry and occupation permitted under this paragraph shall be governed by Section 5 of the Lease and all other relevant terms of the Lease.

     5.   MISCELLANEOUS.

          (a) Except to the extent otherwise indicated herein, the initially capitalized terms used in this Agreement shall have the meanings assigned to them in the Lease or First Amendment.

          (b) The terms and provisions of this Agreement are intended to supplement and are specifically subject to all the terms and provisions of the Lease and First Amendment.

          (c) This Agreement may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

                                   Exhibit B
                                  Page 4 of 4